UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 17, 2008

AGILENT TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15405	77-0518772
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5301 Stevens Creek Boulevard, Santa Clara, CA		95051
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code     (408) 553-2424

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On November 17, 2008, Agilent Technologies, Inc. (“Agilent”) completed the refinancing of the $1.5 billion repurchase obligation of Agilent Technologies World Trade, Inc. (“World Trade”) pursuant to the Related Agreement, dated as of September 22, 2008 (the “Lloyds Related Agreement”), by and among Agilent, World Trade and Lloyds TSB Bank plc (“Lloyds TSB”).  On November 17, 2008, Lloyds TSB paid $1.5 billion to STEERS Repo Pass-Thru Trust, 2008-1 (the “Trust”) and accepted the transfer by novation (the “Novation”) of all of the rights and obligations of the Trust under the master repurchase and related agreements described below.  In connection with the Novation, on November 17, 2008, Agilent and/or World Trade entered into the agreements described below.

World Trade, Lloyds TSB and the Trust entered into a Novation Agreement, dated November 17, 2008, in furtherance of the Novation.

World Trade entered into an amended Master Repurchase Agreement, and a related Confirmation and Annex I, each dated as of November 17, 2008 (collectively, the “Master Repurchase Agreement”), with Lloyds TSB.  Under the Master Repurchase Agreement, World Trade and Lloyds TSB are parties to a repurchase arrangement, whereby World Trade sold 15,000 Class A Preferred Shares (the “Cayco Preferred Shares”) issued by Agilent Technologies (Cayco) Limited (“Cayco”), subject to World Trade’s obligation to repurchase all of the Cayco Preferred Shares at a total repurchase price of $1.5 billion on or before January 27, 2011 (the “Repurchase Date”).  As of November 17, 2008, Lloyds TSB is the registered owner of the Cayco Preferred Shares.  World Trade is obligated to make aggregate quarterly payments to Lloyds TSB at a rate per annum, reset quarterly, with reference to LIBOR plus 175 basis points.  In exchange, World Trade is entitled to receive from Lloyds TSB from time to time amounts equal to all dividends and other distributions in respect of the Cayco Preferred Shares.  Neither World Trade nor Agilent has the right to accelerate the Repurchase Date.  Lloyds TSB can accelerate the Repurchase Date or cause a redemption of the Cayco Preferred Shares by Cayco only upon certain events of default or similar events.

Pursuant to the Fourth Amended and Restated Guaranty of Agilent, dated as of November 17, 2008, Agilent has unconditionally and irrevocably guaranteed to Lloyds TSB the timely payment of all obligations of World Trade under the Master Repurchase Agreement.

In addition, Agilent and World Trade entered into a Fourth Amended and Restated Agilent Agreement, dated as of November 17, 2008, in favor of Lloyds TSB and certain other parties, regarding certain representations, warranties and covenants of Agilent and World Trade with respect to each other and with respect to AT Cayco and certain other subsidiaries of Agilent.

The agreements described above are included as Exhibits 99.1, 99.2, 99.3, 99.4 and 99.5 and are incorporated by reference into this Item 1.01.    The descriptions above are qualified in their entirety by reference to the full text of the agreements.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
99.1

Related Agreement, dated as of September 22, 2008, by and among Lloyds TSB Bank plc, Agilent Technologies, Inc. and Agilent Technologies World Trade, Inc. (Incorporated by reference to Exhibit 99.1 of Agilent’s Form 8-K filed with the SEC on September 25, 2008).

99.2	Master Repurchase Agreement, and related Confirmation and Annex I, each dated as of November 17, 2008, between Agilent Technologies World Trade, Inc. and Lloyds TSB Bank plc.

99.3	Novation Agreement dated as of November 17, 2008, by and among STEERS Repo Pass-Thru Trust, 2008-1, Lloyds TSB Bank plc and Agilent Technologies World Trade, Inc.

99.4	Fourth Amended and Restated Guaranty of Agilent Technologies, Inc. dated as of November 17, 2008.

99.5	Amended and Restated Agilent Agreement dated as of November 17, 2008, by and among Agilent Technologies, Inc. and Agilent Technologies World Trade, Inc., in favor of each Designated Person.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILENT TECHNOLOGIES, INC.

By:	/s/ Marie Oh Huber
Name:	Marie Oh Huber
Title:	Vice President, Deputy General Counsel
and Assistant Secretary

Date:  November 18, 2008

Exhibit Index

Exhibit No.	Description
99.1

Related Agreement, dated as of September 22, 2008, by and among Lloyds TSB Bank plc, Agilent Technologies, Inc. and Agilent Technologies World Trade, Inc. (Incorporated by reference to Exhibit 99.1 of Agilent’s Form 8-K filed with the SEC on September 25, 2008).

99.2	Master Repurchase Agreement, and related Confirmation and Annex I, each dated as of November 17, 2008, between Agilent Technologies World Trade, Inc. and Lloyds TSB Bank plc.

99.3	Novation Agreement dated as of November 17, 2008, by and among STEERS Repo Pass-Thru Trust, 2008-1, Lloyds TSB Bank plc and Agilent Technologies World Trade, Inc.

99.4	Fourth Amended and Restated Guaranty of Agilent Technologies, Inc. dated as of November 17, 2008.

99.5	Amended and Restated Agilent Agreement dated as of November 17, 2008, by and among Agilent Technologies, Inc. and Agilent Technologies World Trade, Inc., in favor of each Designated Person.